UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 19, 2007

Date of Report (Date of earliest event reported)
Atlantis Plastics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09487	06-1088270

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
1870 The Exchange, Suite 200,
Atlanta, Georgia
30339

(Address of Principal Executive Offices) (Zip Code)
(800) 497-7659

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective December 19, 2007, our Board of Directors amended and restated Article Five of our bylaws to, among other things, provide us with the ability to issue uncertificated shares as required by the Nasdaq Capital Market. The ability to issue uncertificated shares enables our company to participate in the direct registration system administered by the Depository Trust Company. The direct registration system will allow our stockholders to have shares of common stock registered in their names without the issuance of physical certificates and will give these stockholders the ability to electronically transfer shares to brokers in order to effect transactions without the need to transfer physical certificates. Stockholders will still be entitled to stock certificates if they so request in writing.
     The full text of our amended and restated bylaws is filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number

3.2	Amended and Restated Bylaws of Atlantis Plastics, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIS PLASTICS, INC.
Date: December 21, 2007	By:	/s/ V.M. Philbrook
V.M. Philbrook
President and Chief Operating Officer

	By:	/s/ Paul G. Saari
Paul G. Saari
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX
3.2	Amended and Restated Bylaws of Atlantis Plastics, Inc.